THE STRIDE RITE CORPORATION                                         July 9, 2003
NEWS RELEASE                                               FOR IMMEDIATE RELEASE

      CONTACT:    Frank A. Caruso
                  Chief Financial Officer
                  The Stride Rite Corporation
                  (617) 824-6611


                    STRIDE RITE NAMES RICHARD T. THORNTON AS
                      PRESIDENT AND CHIEF OPERATING OFFICER

LEXINGTON, Massachusetts, July 9, 2003 -- The Stride Rite Corporation (SRR;
NYSE), a leading marketer of casual and active footwear for children and adults, today announced the promotion of Richard T. Thornton to President and Chief Operating Officer effective August 1, 2003. Mr. Thornton will report to David M. Chamberlain, Chairman and Chief Executive Officer of the Corporation. Rick will assume general management responsibility for Keds, Sperry Top~Sider, Stride Rite Children's Group, Tommy Hilfiger Footwear, International and Sourcing.

Mr. Thornton, age 50, joined Stride Rite in 1998 as Senior Vice President, Finance & Operations in the Tommy Hilfiger Footwear division. He has held the role of President, Tommy Hilfiger Footwear for the last three years.

David M. Chamberlain (60), commented, "Rick has done an outstanding job building our Tommy Hilfiger Footwear team and business. His proven skills and abilities will add tremendous value in leading our operating units".

Rick has previously held executive level positions at Reebok International, LTD. and at Boston Whaler. He holds a BS from the College of the Holy Cross and a MBA from Boston College.

Rick commented, "I am very excited about the opportunity that David Chamberlain and the Board of Directors have afforded me. I look forward to working with all Stride Rite associates towards making our Company an even greater force in the footwear industry and in the community".

Separately, the Company today announced that Richie Woodworth has been hired to fill the vacancy as President of Tommy Hilfiger Footwear. Mr. Woodworth will join the Company immediately.

The Stride Rite Corporation markets the leading brand of high quality children's shoes in the United States. Other footwear products for children and adults are marketed by the Company under well-known brand names, including Keds, Sperry Top-Sider, Tommy Hilfiger, Grasshoppers and Munchkin. Information about the Company is available on our website - WWW.STRIDERITECORP.COM. Information about the Company's brands and product lines is available at WWW.STRIDERITE.COM, WWW.KEDS.COM, WWW.PROKEDS.COM and WWW.SPERRYTOPSIDER.COM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This announcement includes forward-looking statements which reflect our current views with respect to the future events or financial performance discussed in the release, based on management's beliefs and assumptions and information currently available. When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", "appear" and similar expressions, which do not relate solely to historical matters identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties. Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied. Factors that may cause such a variance include, among others: the opening of new stores may be delayed; the volume of anticipated sales may decline; revenues from new product lines may fall below expectations; the launch of new product lines may be delayed; new retail concepts may not achieve expected results; general retail sales trends may be below expectations; current license agreements may be terminated; consumer fashion trends may shift to footwear styling not currently included in our product lines; our retail customers, including large department stores, may consolidate or restructure operations resulting in unexpected store closings; and additional factors discussed from time to time in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.